UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 31, 2010

Pure Earth, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53287	84-1385335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Neshaminy Interplex, Suite 201, Trevose, Pennsylvania		19053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 639-8755

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2010, Pure Earth, Inc. (the “Company”) and New Nycon, Inc., its wholly owned subsidiary (“Seller”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Nycon Corporation (“Buyer”) and Paul Bracegirdle (“Licensor”).  Pursuant to the Asset Purchase Agreement, Buyer acquired certain assets of Seller and assumed certain of Seller’s liabilities (collectively, the “Asset Sale”), which comprised substantially all of the operations and business of the Company’s former Concrete Fibers segment (the “Business”).  The Asset Sale was consummated on March 31, 2010 (the “Closing Date”).  The Company’s decision to exit the concrete fibers business through the sale of the assets and liabilities of New Nycon, Inc. was primarily the result of a need to preserve working capital for its other core business segments and to allow for increased management focus on these remaining  business segments.  New Nycon, Inc. and the Concrete Fibers segment had an estimated net loss of $0.3 million for the year ended December 31, 2009 and a net loss of $0.3 million for the year ended December 31, 2008, which will be reflected as discontinued operations in the Company’s consolidated financial statements as of and for the years there ended.

As consideration for the Asset Sale, Buyer paid Seller at closing $217,282.11 in cash, and, on the date that is 90 days after the Closing Date, Buyer must pay Seller an additional $50,000 in cash, subject to a reduction equal to the amount of any accounts receivable purchased by Buyer from Seller, which receivables are not collected by Buyer during such 90-day period.  Any uncollected accounts receivable will be reassigned by Buyer to Seller.

The Company and Seller have agreed to indemnify and hold Buyer and its successors and assigns harmless from and against (i) any and all claims, liabilities and obligations arising out of or related to the operation of the Business prior to March 30, 2010, except for claims, liabilities and obligations of Seller assumed by Buyer under the Asset Purchase Agreement, and (ii) any losses (including reasonable attorneys’ fees) resulting from any material misrepresentation or a breach of covenant or warranty by, or the non-fulfillment of any agreement of, Seller or the Company under the Asset Purchase Agreement.  The indemnification obligation of Seller and the Company under the Asset Purchase Agreement is limited to a cap of $300,000 and subject to a $10,000 deductible.

In connection with the Asset Sale, Seller entered into a Non-Compete Agreement dated March 31, 2010 (the “Seller Non-Compete Agreement”) with Buyer.  Under the Seller Non-Compete Agreement, during the Non-Compete Period (as defined below), Seller has agreed not to:

(i)
directly or indirectly compete with Buyer by engaging in any activities in the continental United States involving the manufacture, distribution or sale of any reinforcing or recyclable fibers used in congealable materials, such as asphalt or concrete (the “Business Operations”);

(ii)
own, manage, operate or consult in a business in the continental United States substantially similar to or competitive with the Business Operations or such other business activity in which Buyer may substantially engage during the term of the Seller Non-Compete Agreement;

(iii)
directly or indirectly (a) induce or attempt to induce any employee of Buyer to terminate employment with Buyer; (b) otherwise interfere with or disrupt Buyer’s relationship with its employees; (c) solicit, entice or hire away any employee of Buyer; or (d) hire or engage any employee of Buyer or any former employee of Buyer whose employment with Buyer ceased less than one year prior to the date of the Seller Non-Compete Agreement; or

(iv)	divert or attempt to divert from Buyer any business Buyer has enjoyed or solicited from its customers, including any former customers of Seller.

The non-competition period (the “Non-Compete Period”) under the Seller Non-Compete Agreement shall terminate upon the first to occur of (i) the discontinuance of the Business Operations or (ii) six years after the Closing Date.

In addition, the Company entered into a Non-Compete Agreement dated March 31, 2010 (the “Company Non-Compete Agreement”) with Buyer.  Under the Company Non-Compete Agreement, during the Non-Compete Period, the Company has agreed not to:

(i)
own, manage, operate or consult in a business in the continental United States substantially similar to or competitive with the Business Operations or such other business activity in which Buyer may substantially engage during the term of the Company Non-Compete Agreement;

(ii)
directly or indirectly (a) induce or attempt to induce any employee of Buyer to terminate employment with Buyer; (b) otherwise interfere with or disrupt Buyer’s relationship with its employees; (c) solicit, entice or hire away any employee of Buyer; or (d) hire or engage any employee of Buyer or any former employee of Buyer whose employment with Buyer ceased less than one year prior to the date of the Company Non-Compete Agreement; or

(iii)	divert or attempt to divert from Buyer any business Buyer has enjoyed or solicited from its customers, including any former customers of the Company.

Buyer has also entered into a Commercial Lease and Operating Agreement with the Company to lease a 11,250 square foot portion of a building owned by the Company for a base rent of $1,000 per month, beginning on April 1, 2010 and ending on June 30, 2010, which lease may be renewed at a rent of $1,700 per month to December 31, 2010 in Buyer’s sole discretion.

A brief description of prior material relationships between the Company, Seller and the Licensor, other than in respect of the agreements and transactions described in this Item 1.01, has been previously reported in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 31, 2009 (the “2008 Form 10-K”).

The information reported under Item 1.02 herein is incorporated by reference in response to this Item 1.01.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Asset Sale, Seller and Licensor entered into a License Termination and Extinguishing Agreement, dated March 31, 2010 (the “Termination Agreement”), whereby the parties agreed to terminate and extinguish for no additional fee that certain Exclusive License Agreement, dated as of April 30, 2008, by and between Seller and Licensor (the “License Agreement”).  A brief description of the terms and conditions of the License Agreement has been previously reported in Item 1 of the Company’s 2008 Form 10-K.

Under the License Agreement, 15,000 shares of the Company’s common stock paid to the Licensor had been held in escrow pending the satisfaction by New Nycon of certain financial objectives.  As a result of entering into the Termination Agreement, all such shares will be deemed forfeited as of the Closing Date as the financial objectives were not satisfied prior to the termination of the License Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE EARTH, INC.

Date: April 6, 2010	By:	/s/ Brent Kopenhaver
Brent Kopenhaver
Chairman, Executive Vice President, Chief Financial Officer and Treasurer